                                                                   EXHIBIT 10.72

THIS NOTE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 (THE "ACT") OR ANY APPLICABLE STATE SECURITIES LAWS. IT MAY NOT BE CONVERTED, SOLD, OFFERED FOR SALE, PLEDGED OR HYPOTHECATED IN THE ABSENCE OF A REGISTRATION STATEMENT IN EFFECT WITH RESPECT TO THE SECURITIES UNDER SUCH ACT OR AN OPINION OF COUNSEL SATISFACTORY TO THE COMPANY THAT SUCH REGISTRATION IS NOT REQUIRED.

                                CONVERTIBLE NOTE

$125,000.00                                        King of Prussia, Pennsylvania

FOR VALUE RECEIVED, the undersigned, SEDONA CORPORATION, a Pennsylvania Corporation ("Maker"), promises to pay to David R. Vey ("Holder"), with the address of 11822 Justice Avenue Suite B-6 Baton Rouge, Louisiana 70816, the principal sum of One Hundred Twenty-Five Thousand Dollars ($125,000.00), together with interest thereon at the rate of eight percent (8%) per annum of the principal sum of the convertible note until the earlier of Maturity or the date upon which the unpaid balance shall be paid in full (the or this "Note").

         1. Definitions. The following definitions are applicable to the words, phrases or terms used in this Note.

                  (a) The term "Average Closing Price" shall mean the average of the closing sales price of a share of the Maker's common stock as reported by the Principal Market.

                  (b) The term "Common Stock" shall mean the Maker's common stock, par value $0.001 per share.

                  (c) The term "Holder" shall mean and include all successors and assigns of any owner or holder of this Note.

                  (d) The term "Maker" shall mean and include all makers, co-makers and other parties signing on the face of this Note and their successors and assigns, and the use of the plural number shall include the singular, and vice versa.

                  (e) The term "Maturity" shall mean the date on which this Note shall be due and payable in full, which date shall be May 23, 2006, unless theretofore converted.

                  (f) The term "Principal Market" shall mean the American Stock Exchange, the New York Stock Exchange, the Nasdaq National Market, the Nasdaq Small Cap Market or the OTC Bulletin Board, whichever is at the time the principal trading exchange or market for the Common Stock, based upon share volume.

         2. Terms of Payment. The Note shall be paid in full, as to principal and any unpaid interest, on or before Maturity. Such Maturity may be extended by mutual consent of the Holder and the Maker. Holder shall have the right to convert the principal balance of the Note and accrued interest into Common Stock at any time. Unless otherwise designated in writing, mailed or delivered to Maker, the place for payment of the indebtedness evidenced by this Note shall be the Holder's principal address as noted above. Payments received on this Note shall be applied first to accrued interest, and the balance to principal.

         3. Interest. Interest shall be paid semi-annually in arrears. Interest may be paid in cash or, at the election of the Maker, in shares of common stock valued at the market price based on the average closing price for the five (5) trading days prior to the date that each semi-annual interest payment becomes due.

         4. Security. This note shall be secured by the existing Security Agreement dated March 2003, by the Maker in favor of the Holder.

         5. Events of Default. The following shall constitute an Event of
Default:

                  (a) In the event Maker shall fail (i) to pay any sums due hereunder when due, or (ii) to observe or perform any term, condition, covenant, representation or warranty set forth herein, when due or required, or within any period of time permitted thereunder for cure of any such default or non-performance.

         6. Acceleration of Maturity. Upon the happening of any Event of Default, the unpaid principal and interest due Holder shall, at the option of the Holder, become immediately due and payable.

         7. Limitation on Interest. In no contingency, whether by reason of acceleration of the Maturity of this Note or otherwise, shall the interest contracted for, charged or received by Holder exceed the maximum amount permissible under applicable law. If, from any circumstance whatsoever, interest would otherwise be payable to Holder in excess of the maximum lawful amount, the interest payable to Holder shall be reduced to the maximum amount permitted under applicable law; and, if from any circumstance the Holder shall ever receive anything of value deemed interest by applicable law in excess of the maximum lawful amount, an amount equal to any excessive interest shall be applied to the reduction of the principal of this Note and not to the payment of interest, or if such excessive interest exceeds the unpaid balance of principal of the Note such excess shall be refunded to Maker. All interest paid or agreed to be paid to Holder shall, to the extent permitted by applicable law, be amortized, pro-rated, allocated, and spread throughout the full period until payment in full of the principal of the Note (including the period of any renewal or extension thereof) so that interest thereon for such full period shall not exceed the maximum amount permitted by applicable law.

         8. Remedies; Nonwaiver. Failure of Holder to exercise any right or remedy available to Holder upon the occurrence of an Event of Default hereunder shall not constitute a waiver on the part of Holder of the right to exercise any such right or remedy for that Event of Default or any subsequent Event of Default. The exercise of any remedy by Holder shall not constitute an election of any such remedy to the exclusion of any other remedies afforded Holder at law or in equity, all such remedies being nonexclusive and cumulative. If an Event of Default occurs under this Note and this Note is referred to an attorney at law for collection, Maker agrees to pay all costs incurred by Holder incident to collection, including but not limited to reasonable attorney fees (such fees not to exceed ten percent (10%) of the then outstanding principal balance of the
Note), enforceable as a contract of indemnity, plus all court costs and other expenses incurred at or prior to trial and in connection with any and all appeals.

         9. Waivers. The Maker, endorsers, sureties and guarantors hereof, if any, severally (i) waive presentment, protest and demand, (ii) waive notice of protest, demand, dishonor and nonpayment of this Note, and (iii) expressly agree that this Note may be renewed in whole or in part, or any nonpayment hereunder may be extended, or a new note of different form may be substituted for this Note or changes may be made in consideration of the extension of the Maturity date hereof, or any combination thereof, from time to time, but, in any singular event or any combination of such events, neither Maker nor any endorser, surety or guarantor will be released from liability by reason of the occurrence of any such event, nor shall Holder hereof be deemed by the occurrence of any such event to have waived or surrendered, either in whole or in part, any right it otherwise might have.

         10. Option to Convert Note Into Stock.

                  (a) Holder shall have the sole right and option to convert (the "Conversion Right") the unpaid principal balance of this Note, together with all accrued and unpaid interest, into shares of Maker's voting common stock (the "Shares") having all rights inherent in common stock under the Maker's Articles of Incorporation and Bylaws in effect as of the date hereof (the "Option"). The number Shares to be paid on conversion of the full principal balance shall be 568,181. The number of Shares to be paid on conversion of the accrued and unpaid interest shall be determined by dividing the amount of the accrued and unpaid interest by the average closing price for the five (5) trading days prior to the conversion date.

                  (b) Maker shall file a registration statement to register for resale under the Securities Act of 1933, as amended (the "Securities Act") in a timely manner for all Shares that may be issued under this Note.

11.      Conversion.

                  (a) The Holder may elect in writing to convert all or designated part of the principal amount of the Notes at any time before the Note is paid in full. Before the Holder shall be entitled to convert this Note into Shares, the Holder shall surrender this Note, duly endorsed, at the office of the Maker, and shall give written notice to the Maker at its principal corporate office of the election to convert the same and shall state therein the name or names in which the certificate or certificates for the Shares are to be issued (the "Notice of Conversion").

                  (b) The Maker shall have one (1) business day from its receipt of the Notice of Conversion to elect to prepay the Note by notifying Holder in writing of such election and, within five (5) business days thereafter, delivering to Holder the payment set forth in Paragraph 12 below. In the event that Maker prepays the Note, Holder's right to convert the Note shall terminate, and his Notice of Conversion shall not be effective.

                  (c) In the event that the Maker does not prepay as set forth in subparagraph (b), it shall promptly issue and deliver to the Holder, or to such persons at the address specified by the Holder, a certificate or certificates for the Shares to which the Holder is entitled. Such conversion shall be deemed to have been made immediately prior to the close of business on the date of surrender of this Note, and the persons entitled to receive the Shares issuable upon such conversion shall be treated for all purposes as the record holder or holders of such Shares as of such date. No fractional shares shall be issued upon conversion of this Note, and the number of Shares to be issued shall be rounded down to the nearest whole share. If the conversion is not canceled by prepayment, the outstanding portion of the principal balance designated by the Holder will be converted into Shares at $0.22 per share, and accrued and unpaid interest will be converted into Shares at the market price based on the average closing price for the five (5) trading days prior to the conversion date.

         12. Prepayment. The Maker may prepay any part of or the entire principal balance of the Note plus interest in cash at any time without penalty, subject to the right of the Holder to convert the Note into Shares as set forth below. Prior to prepaying, the Maker shall provide Holder with written notice of prepayment (the "Prepayment Notice"). The Holder shall have five (5) business days thereafter in which to elect to convert all of the Note by complying with subparagraph 11(a), above, in which event the Note shall be converted as set forth in subparagraph 11(c), above, and subparagraph 11(b) shall not apply. If Holder does not elect to convert after receipt of the Prepayment Notice, he shall lose his right to convert as well his right to accrue additional interest on the Note following the date of the Prepayment Notice, in which event his sole right under the Note will be to deliver the Note to Maker for prepayment.

         13. Redemption. In the event the Maker receives an investment (in the form of debt, equity, a convertible instrument, or any combination thereof) of $1.0 million or more from a party other than the Holder, during the life of this Note, the Holder may elect in writing to redeem the outstanding Note for cash.

The redemption price shall be the unpaid principal balance and the accrued and unpaid interest. Maker shall pay such redemption price promptly upon receipt of the notice of redemption together with this Note.

         14. Controlling Law. This Note shall be governed by and construed in accordance with the laws of the Commonwealth of Pennsylvania (other than its conflict of laws principles) and the provisions of applicable federal law.

         15. Shareholder Status. Nothing contained in this Note shall be construed as conferring upon the Holder the right to vote or to receive dividends or to consent or to receive notice as a shareholder in respect of any meeting of shareholders for the election of directors of the Maker or of any other matter, or any rights whatsoever as a shareholder of the Maker prior to conversion hereof.

         16. Notices. Any notice required or permitted under this Note shall be in writing and shall be deemed to have been given on the date of delivery, if personally delivered or delivered by courier, overnight express or other method of verified delivery, to the party to whom notice is to be given, and addressed to the addressee at the address of the addressee set forth herein, or the most recent address, specified by written notice, given to the sender pursuant to this paragraph.

          EFFECTIVE as of the 23rd day of May, 2005.

Maker's Address:                                 MAKER:
1003 W. 9th Avenue, 2nd Floor                    SEDONA CORPORATION
King of Prussia, PA  19406

                                                 By:
                                                     ---------------------------
                                                     Marco A. Emrich
                                                     Chief Executive Officer


                                                 By:
                                                     ---------------------------
                                                     Anita M. Primo
                                                     Chief Financial Officer

                                                 Date:  12-06-05